CONTACT: Laurie LaChiusa
                                                        Vice President,
                                                        Investor Relations &
                                                        Corporate Communications
                                                        225.932.2500



                   SHAW AWARDED EPC CONTRACT FOR 500 MEGAWATT
                          POWER PLANT IN NEW YORK CITY

     Baton Rouge, Louisiana, September 3, 2003 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") today announced that its subsidiary, Stone & Webster, Inc., has been awarded an approximately $570 million negotiated fixed price EPC contract by Astoria Energy, LLC for Phase I of a 1000 megawatt power project in New York City.

     The Astoria project is a fully-permitted facility which is scheduled to be constructed in two phases. The first phase is a 500 megawatt combined cycle dual fuel (natural gas and fuel oil) turbine power plant to be located in the Astoria section of Queens, New York. The Astoria project represents Shaw's second EPC contract for a power plant in New York City. The Company is currently completing construction for another combined cycle power plant in Queens.

     Astoria Energy, LLC has executed a ten-year power purchase agreement with Consolidated Edison Company (ConEd) to purchase capacity and energy for Phase I of the Astoria project. The project financing is expected to be in place by the end of 2003, with commercial operation of the facility scheduled for May 1, 2006.

     "We are pleased to have been selected for this high profile award and to have laid the groundwork for a long and successful relationship with the developers of this project. We believe our EPC capabilities coupled with our creative project development expertise give us a distinct competitive advantage in securing projects of this size and scope," stated Michael P. Childers, President of Shaw's Stone & Webster Power Group.

     J.M. Bernhard, Jr., Shaw's Chairman, President and Chief Executive Officer, commented, "Our EPC capabilities together with our transmission analysis and monitoring expertise demonstrate the unique and comprehensive solutions offered by Shaw to address the energy supply challenges faced by the New York Metropolitan area as well as other regions of this country."

     The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and homeland defense markets. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 17,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

                                      # # #